                                                                     EXHIBIT 4.2



   [NOTE WILL INDICATE WHETHER SUBJECT TO FLOATING CONVERSION PRICE OR CAPPED
                               CONVERSION PRICE]

                                                                  [FORM OF NOTE]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         NO.                                               $[          ]
            --------                                       NEW YORK, NEW YORK
                                                           JANUARY __, 1999


                      SUNSHINE MINING AND REFINING COMPANY

                    5% CONVERTIBLE NOTE DUE JANUARY 28, 2001

                  THIS NOTE (the "Note") is one of a duly authorized issue of Notes of SUNSHINE MINING AND REFINING COMPANY, a Delaware corporation (the "Corporation") designated as the Corporation's 5% Convertible Notes due January 28, 2001, in an aggregate principal amount of SIX MILLION U.S. DOLLARS (U.S. $6,000,000) (the "Notes").

                  FOR VALUE RECEIVED, the Corporation promises to pay to the order of ELLIOTT ASSOCIATES, L.P. and its successors and assigns (the "Holder"), the Principal Amount (as defined in Section 3 hereof) on January 28, 2001 (the "Maturity Date") in the manner and amount provided in Section 3 hereof and to pay interest at the rate of 5% per annum due, payable and accruing on a quarterly basis on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), in the manner set forth in Section 2 herein. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

         1. RANKING. The Notes are direct, unconditional and unsecured obligations of the Corporation and rank, and will rank pari passu, without any preference among themselves, and will rank senior to all subordinated obligations of the Corporation, including, without limitation, the Company's 8 7/8% Convertible Subordinated Debentures due July 15, 2008 (the 8 7/8% Debentures") but, in the event of bankruptcy or insolvency of the Corporation, only to the extent permitted by the applicable laws relating to creditors' rights and will rank pari passu to all other obligations.

         2. INTEREST PAYMENTS. Any interest payment on this Note shall be made by adding the amount thereof to the Principal Amount (as defined below) of this Note.

            Not later than 10 business days prior to each Interest Payment Date, the Corporation shall send written notice to Holder of the amount of interest to be added to the Principal Amount and such determination shall be conclusive unless Holder shall have objected within 5 business days of receipt thereof.

         3. PRINCIPAL AMOUNT. The principal amount of this Note (the "Principal Amount") shall be equal to the sum of: (i) [Amount of Purchase Price]; (ii) all interest payments added thereto as provided by Section 2 above; and (iii) all "Monthly Delay Payments" payable under the Registration Rights Agreement (as defined below), which Holder has elected to add to the Principal Amount.

         4. ISSUANCE OF NOTES. This Note is being issued by the Corporation pursuant to a Convertible Note Investment Agreement, dated as of January 27, 1999 ("Investment Agreement") between the Corporation and the initial subscribers for the Notes thereunder, and the Holder of this Note shall enjoy the benefits of the Registration Rights Agreement, dated January 28, 1999 ("Registration Rights Agreement") between such parties in connection with the Investment Agreement.

         5. CONVERSION. The Holder of this Note shall have the right at any time and from time to time prior to payment in full of this Note, at the option of Holder, to convert any or all of this Note for such number of fully paid, validly issued and nonassessable shares ("Common Shares") of common stock, par value $0.01, of the Corporation ("Common Stock"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the portion of Principal Amount to be converted (the "Conversion Amount"), by (ii) the applicable Conversion Price determined as hereinafter provided in effect on the Conversion Date. Immediately following such conversion, the rights of the Holder with respect to the Conversion Amount shall cease and the persons entitled to receive the Common Shares upon the conversion of such Conversion Amount shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to rescind such conversion, if Common Shares are not delivered on a timely basis.

            (a) Mechanics of Conversion. To convert this Note into Common Shares, the Holder shall give written notice ("Conversion Notice") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice will be given by facsimile transmission and sent via overnight delivery no later than one Trading Day (as defined below) after the Conversion Date) stating that Holder elects to convert the same and shall state therein the portion of Principal Amount to be converted and the name or names in which Holder wishes the certificate or certificates for Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "Conversion Date"). Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day thereafter, Holder shall deliver (which also will be given by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the


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

Conversion Notice, Holder shall surrender this Note, at the office of the Corporation or, if identified in writing to all the holders of Notes by the Corporation, at the offices of any transfer agent for the Common Stock, provided that the Corporation shall at all times maintain an office or agency in New York, New York for such purposes. The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of Holder, against delivery of this Note, a certificate or certificates for the number of Common Shares to which Holder shall be entitled (with the number of and denomination of such certificates designated by Holder, and the Corporation shall immediately issue and deliver to Holder a new Note or Notes for the aggregate Principal Amount which Holder has not yet elected to convert hereunder but which are evidenced in part by the Note delivered to the Corporation in connection with such Conversion Notice. The Corporation shall effect such issuance of Common Shares (and Note(s) for unconverted Principal Amount) within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by Holder within three (3) Trading Days after the receipt of such Conversion Notice ("T+3"); provided that prior to such date, the Corporation shall have received this Note (or an affidavit of lost note). If this Note or affidavit are not received by such date, the Corporation will deliver certificates for Common Shares within one Trading Day of receipt of this Note or affidavit of lost note. Notwithstanding the foregoing, the Corporation shall not be required to honor the Conversion Notice unless it shall have received this Note (or lost note affidavit) within 5 Trading Days of receipt of the Conversion Notice. If certificates representing Common Shares are not received by the Holder within five (5) Trading Days of the Conversion Notice, then the Holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of this Note, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the Holder, by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

                  The term "Trading Day" means a day on which there is trading on the New York Stock Exchange or such other market or exchange on which the Common Stock is then principally traded.

                  If Holder converts any of this Note, the Corporation shall pay any documentary or stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, Holder shall pay any such tax that is due because the shares of Common Stock are issued in a name other than Holder's name.

                  THE CORPORATION'S OBLIGATION TO ISSUE COMMON SHARES UPON CONVERSION OF THIS NOTE SHALL, EXCEPT AS SET FORTH BELOW, BE ABSOLUTE, IS INDEPENDENT OF ANY


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

COVENANT OF THE HOLDER, AND SHALL NOT BE SUBJECT TO: (I) ANY OFFSET OR DEFENSE; OR (II) ANY CLAIMS AGAINST THE HOLDER WHETHER PURSUANT TO THIS NOTE, THE INVESTMENT AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF ANY SELLING OR SHORT-SELLING ACTIVITY BY THE HOLDER. NOTWITHSTANDING THE FOREGOING, SUCH OBLIGATION SHALL BE SUBJECT TO (1) THE HOLDER'S COMPLIANCE WITH THE NOTICE AND DELIVERY REQUIREMENTS SET FORTH ABOVE IN THIS SECTION 5(A); (2) COMPLIANCE, WHERE REQUIRED BY LAW, WITH THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"); AND (3) THE RESTRICTION AGAINST ISSUING A NUMBER OF COMMON SHARES IN EXCESS OF THE MAXIMUM AMOUNT (AS DEFINED IN SECTION 5(K)(II)) PURSUANT TO THE PROVISIONS IN SECTION 5(K)(II) BELOW .

            (b) Determination of Conversion Price.

                  (i) The Conversion Price applicable with respect to Notes marked as subject to the "Floating Conversion Price" (the "Floating Conversion Price"), shall be the product of:

                           The Applicable Discount (as defined below) multiplied
                  by the Formula Price (as defined below).

                  As used herein, the "Applicable Discount" shall mean 97% for the first 30 days after the issuance date of the Notes (the "Issuance Date"), and thereafter shall be reduced by 1% for the next and each subsequent 30 day period until it is 92%.

                  As used herein, the "Formula Price" shall be equal to the average of the 5 lowest Daily Average Prices for the Common Stock on the New York Stock Exchange or such other principal market on which the Common Stock is traded ("Principal Market") (as reported on the Bloomberg financial network) occurring during the 20 consecutive Trading Days immediately preceding the Conversion Date.

                  As used herein "Daily Average Price" shall refer to the average of the highest and lowest reported sales prices on a given Trading Day.

                  (ii) The Conversion Price applicable with respect to Notes marked as subject to the "Capped Conversion Price" (the "Capped Conversion Price") shall be equal to the lesser of:

                           (A) The Floating Conversion Price; and

                           (B) 110% of the closing sales price for the Common
                  Stock on the Principal Market (as reported on the Bloomberg financial network) on the day before the issuance date of the Notes (the "Maximum Conversion Price").

            (c) [INTENTIONALLY LEFT BLANK].

            (d) Stock Splits; Dividends; Adjustments.



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

                  (i) If the Corporation, at any time while this Note is outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                    As used herein, the Affected Conversion Prices (each an "Affected Conversion Price") shall refer to: (i) the Maximum Conversion Price; and (ii) each reported price for the Common Stock on the Principal Market occurring on any Trading Day included in the period used for determining the Formula Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 5(d)(i) and the effective date, in the case of the events referred to in clauses (B) and (C) of this subparagraph 5(d)(i).

                  (ii) In the event that the Corporation issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock (other than the Notes), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock (other than shares or options issued pursuant to the Corporation's employee or director option plans or shares issued upon exercise of convertible securities, options, warrants or rights outstanding on the date of the Investment Agreement and described in the Company's most recent annual report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") at an effective purchase price per share which is less than the closing market price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Fair Market Price"), then in each such case, the Maximum Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Maximum Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at such Fair Market Price; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or

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
         sale. [THE FOREGOING ADJUSTMENT SHALL APPLY ONLY TO NOTES SUBJECT TO THE CAPPED CONVERSION PRICE]

                    For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, and the aggregate consideration received by the Corporation for the issuance or sale of such Convertible Securities shall be deemed to include any consideration that would be received by the Company in connection with the exercise, exchange or conversion of such Convertible Securities, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. Convertible Securities not exercisable or convertible because they are unvested shall not be deemed outstanding until they become vested in accordance with their terms, via acceleration or otherwise.

                  (iii) If the Corporation, at any time while this Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Sections 5(d)(i) or 5(d)(ii) above), then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the Fair Market Price per share of the Common Stock less the then fair market value as reasonably determined by the Board of Directors of the portion of the evidences of indebtedness or assets or rights or warrants so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 5(d)) applicable to one share of Common Stock, and the denominator of which shall be such Fair Market Price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution. In the event that the Conversion Price shall change by more than 10%, the holders of the Notes shall have the right to have the fair market value determined by an independent investment banker, at the Corporation's expense.

                  (iv) Whenever the Conversion Price is adjusted pursuant to Sections 5(d)(i), (ii) or (iii), the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (v) All calculations under this Section 5(d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.



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

                  (vi) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock; provided that the Corporation shall not increase the par value of the Common Stock without the prior written of consent a majority in Principal Amount of outstanding Notes.

                  (vii) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days and if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced, the Corporation shall mail to the holders of the Notes a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 5(d)(i), (ii), or (iii).

            (e) Notice of Record Date. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of the Notes at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

            (f) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of this Note pursuant hereto. However, the Holder shall pay any tax that is due because the Common Shares issuable upon conversion of this Note are issued in a name other than Holder's name.

            (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Notes, the Maximum Amount (as defined herein). The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval.

            (h) Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. If, after conversion of this Note, the conversion and/or purchase would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation's option, pay Holder a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).



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

            (i) Reorganization, Merger or Going Private. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that the Notes shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the holders of the Notes in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, if the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 5(d) above and such Section shall also apply to such distribution.

            (j) Mandatory Conversion. This Note is due and payable in cash on the Maturity Date. However, to the extent that the Corporation complies with the conditions set forth in this Section 5(j), it shall have the option to convert this Note into Common Shares on the Maturity Date as set forth below:

                  (i) Subject to subsection (j)(ii) below, on the Maturity Date, this Note shall be converted upon written notice (the "Mandatory Conversion Notice") to the Holder at least twenty (20) Trading Days prior to the Maturity Date, provided that such conversion shall be deferred, at the sole option of the holders of the Notes, for such number of days as is equal to the number of days (A) there is not Effective Registration (as defined in the Investment Agreement), but not including the first 90 days after the Closing; (B) subject to
         Section 5(k)(ii) below, there is not a sufficient amount of Common Stock available for conversion of all outstanding Notes; (C) for any other reason the Corporation refuses or announces its refusal to honor conversion of the Notes, other than for failure to comply with the notice and delivery requirements of Section 5(a) above and compliance with the HSR Act; or (D) there is a suspension, restriction or limitation (other than the permitted "blackout periods" specified in Section 2(b)(iii) of the Registration Rights Agreement) in the ability of holders of Notes to sell Common Shares received upon conversion of the Notes or under the Registration Statement and prospectus for any reason.

                  (ii) Notwithstanding the preceding subsection (j)(i), the Holder shall not be obligated to convert this Note on the Maturity Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion:

                           (A) no material default or breach exists which has
                  not been cured, and no event shall have occurred which constitutes (or would constitute with notice or the passage of time or both) a


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

                  material default or breach of the Investment Agreement, the Registration Rights Agreement, or the Notes, which has not been cured;

                           (B) none of the events described in clauses (i)
                  through (iv) of Section 2(b) of the Registration Rights Agreement shall have occurred and be continuing;

                           (C) Effective Registration (as defined in the
                  Investment Agreement) has occurred and the holders of the Notes have received unlegended certificates representing Common Shares with respect to all conversions for which Conversion Notices have been given;

                           (D) the Corporation and its subsidiaries on a
                  consolidated basis has assets with a net realizable fair market value exceeding its liabilities and is able to pay all its debts as they become due in the ordinary course of business, and the Corporation is not subject to any liquidation, dissolution or winding up of its affairs;

                           (E) each holder of the Notes shall have received a
                  certificate from an appropriate executive officer of the Corporation certifying that each of the foregoing conditions precedent exist or has been satisfied.

                  Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Notes contained herein.

                  (iii) The conversion rights provided for in Section 5 will terminate at the close of business on the business day preceding the Maturity Date. Immediately following such conversion, the rights of Holder under this Note shall cease and the persons entitled to receive the Common Stock upon the conversion of this Note shall be treated for all purposes as having become the owners of such Common Stock.

                  (iv) The Holder shall surrender this Note to the Corporation, duly endorsed, in the manner and at the place designated in the Mandatory Conversion Notice. On the later of the Maturity Date or the date on which the Holder has surrendered this Note, the Corporation shall issue the number of shares of Common Stock that the Holder shall be entitled to receive upon conversion of this Note (subject to Sections 5(j)(vii) and 5(k)(ii)) and this Note shall be cancelled and retired.

                  (v) Interest on this Note shall cease to accrue on the Maturity Date and all rights of the Holder under this Note shall terminate, except for the right to receive the number of shares of Common Stock into which the Note shall be converted.



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

                  (vi) The provisions set forth in Sections 5(j)(iii), 5(j)(iv) and 5(j)(v) above and 5(j)(vii) below are all subject to compliance by the Corporation with all provisions of Section 5(j)(ii).

                  (vii) To the extent that (a) the aggregate Principal Amount of all outstanding Notes on the Maturity Date divided by (b) the applicable Conversion Price exceeds (x) the Maximum Amount less (y) the number of Common Shares previously delivered pursuant to conversion of Notes (the result of (x) less (y) is the "Remaining Maximum Amount), then the Holder of this Note shall be entitled to receive pursuant to
         Section 5(j)(iv) in full satisfaction of the Company's obligations under Section 5(j)(iv) that number of Common Shares equal to (a) the Remaining Maximum Amount multiplied by (b) a fraction, the numerator of which is the Principal Amount of this Note and the denominator of which is the aggregate Principal Amount of all Notes outstanding.

            (k) Limitations on Holder's Right to Convert.

                  (i) Notwithstanding anything to the contrary contained herein, no Principal Amount of this Note may be converted, other than pursuant to Section 5(j), to the extent that, after giving effect to Common Shares to be issued pursuant to a Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by Holder (other than by virtue of the ownership of the Notes or ownership of other securities that have limitations on a holder's rights to convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the Holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act exists, would exceed the Restricted Ownership Percentage for Holder specified on Schedule I to the Investment Agreement of the total issued and outstanding shares of the Corporation's Common Stock; provided -------- that (w) Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation, (x) Holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage and otherwise waive in whole or in part the restrictions of this Section 5(k) upon 61 days' prior notice to the Corporation or immediately in the event of a Change in Control


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

         Transaction (as defined below), (y) Holder can make subsequent adjustments pursuant to (w) or (x) any number of times from time to time (which adjustment shall be effective immediately if it results in a decrease in the percentage or shall be effective upon 61 days' prior written notice or immediately in the event of a Change in Control Transaction if it results in an increase in the percentage) and (z) Holder may eliminate or reinstate this limitation at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of a Change in Control Transaction, Holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to 61 days' prior written notice, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing Holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to result in a new Change in Control Transaction. The delivery of a Conversion Notice by Holder shall be deemed a representation by Holder that it is in compliance with this paragraph. The term "deemed beneficially owned" as used in this Note shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of this Note. The Corporation shall provide all holders of Notes with the earlier of (i) 20 days' prior written notice of any such Change in Control Transaction, to the extent the Corporation has prior knowledge of a Change in Control Transaction; or (ii) notice on the day immediately following the Corporation's learning of any such transaction, but only after, in the case of (i) and (ii), such Change in Control Transaction has been publicly disclosed.

                  (ii) The aggregate Principal Amount of the Notes may not be converted into more than 19,000,000 Common Shares, which number of shares shall be appropriately adjusted for (1) any stock split, stock dividend or reclassification of Common Stock and (2) a decrease in the Conversion Price pursuant to Section 5(d)(iii) above (the "Maximum Amount"). The Maximum Amount is also subject to adjustment pursuant to
         Section 3.15 of the Investment Agreement and Section 2(b) of the Registration Rights Agreement.

            (l) Certificate for Conversion Price Adjustment. The Corporation shall promptly furnish or cause to be furnished to each holder of the Notes a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 5.

            (m) Specific Enforcement. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holder shall be entitled to specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

            (n) Mandatory Prepayment. Holder shall have the unilateral option and right to compel the Corporation, upon written notice, to repurchase, in cash, all or any part of this Note, at a price equal to 115% of Principal Amount in the event that any of the following events shall have been announced as pending or planned:

                  (i) A Change in Control Transaction (as defined below);

                  (ii) A "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act;

                  (iii) A tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act;

                  (iv) any default (including without limitation, any failure to honor a put exercise) by Sunshine Argentina, Inc. ("Sunshine Argentina") or Sunshine Exploration, Inc. ("Sunshine Exploration") under the terms of the Put Option Agreements, dated the date hereof, by and between Sunshine Argentina, Sunshine Exploration and each of the holders of the Notes; or

                  (v) (a) a sale or transfer of all or substantially all of the Pirquitas Mine (as defined in the Investment Agreement) or a controlling interest therein in one or more transactions from Sunshine Argentina to one or more persons or entities or (b) the sale or issuance of any preferred stock, senior security, equity security or capital stock in one or more transactions which results in another person obtaining control of Sunshine Argentina.

                  The repayment will be made within 3 business days of the written notice described above or, if the event that triggered the repayment option is an event that involves payment primarily in cash to the Corporation, its stockholders or any subsidiary, the prepayment may be made, at the Corporation's option, simultaneously with the consummation or occurrence of the event that triggered the repayment option.

                  A "Change in Control Transaction" will be deemed to exist if
(i) there occurs any consolidation or merger of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation) in which in excess of 50% of the Corporation's voting power is transferred, or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred through a merger, consolidation, tender offer or similar transaction, (ii) any person (as defined in Section 13(d) of the Exchange Act, together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation's voting power, (iii) more than one-half of the members of the Corporation's Board of Directors on the date hereof are replaced by individuals, whose nomination or election to the Corporation's Board of Directors was not approved by those individuals who are members of the Corporation's Board of Directors on the date thereof, in one or a series of related transactions or (iv) a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis.

                  With respect to the foregoing mandatory repurchases, the Holder shall have the right to have any Common Shares owned by it which were issued upon conversion of any Notes included in such repurchases, at 115% of Principal Amount of the Notes from which such Common Shares were converted; provided, that such Common Shares are not subject to Effective Registration.

            (o) Optional Payment. The Corporation shall have the right to prepay all or any part of the Notes at any time (provided that all Notes are to be prepaid pro-rata as set forth below), upon 20 business days written notice to all holders of Notes, at a price equal to 115% of the Principal Amount being prepaid (the "Prepayment Amount"), to be applied pro-rata to the Notes; provided that the conditions set forth in Section 5(j)(ii) above shall be satisfied: (i) on the date of such notice; (ii) on the date set forth in such notice for the prepayment (the "Voluntary Prepayment Date"); and (iii) at all times between such dates. The Prepayment Amount shall be applied first to the Notes subject to the Floating Conversion Price on a pro-rata basis, until paid in full and then to the Notes subject to the Capped Conversion Price, on a pro-rata basis. On the Voluntary Prepayment Date for making the prepayment, interest on the Principal Amount being prepaid shall cease to accrue and all rights of the Holder under this Note with respect to the Principal Amount being prepaid shall terminate, except for the right to receive the Holder's pro-rata portion of the Prepayment Amount. The Prepayment Amount shall be paid in full to holders of the Notes on the Voluntary Prepayment Date. In the event that such payment is not paid in full on such date, then at the option of the Holder: (i) the prepayment may be rescinded and the rights of Holders under this Note shall continue; or (ii) all Notes shall become due and payable in full; provided that in the event the Corporation gives notice of a prepayment to the holders of the Notes and such prepayment must be subsequently rescinded because the conditions in Section 5(j)(ii) cease to be met on or before the Voluntary Prepayment Date, then the Corporation's right and obligation to pay the Prepayment Amount on the Voluntary Prepayment Date shall cease and the rights of the Holder under this Note shall immediately continue. In the event that the Corporation fails to make a timely payment of a Prepayment Amount, it shall no longer have the right to prepay the Notes.

         6. EVENTS OF DEFAULT. If one or more of the following described "Events of Default" shall occur:

            (a) The Company shall default in payment of (i) any Principal Amount when due in respect to this Note or (ii) accrued interest due in respect of this Note, which default shall continue for five (5) business days after the due date thereof;

            (b) If any Indebtedness (as defined in the Investment Agreement) of the Company or any subsidiary of the Company, which is incurred after the issuance of the Notes, becomes due and repayable in an amount in excess of $1,000,000 prior to its stated maturity by reason of any event of default (howsoever described) or any such Indebtedness in an amount in excess of $1,000,000 is not paid when due or within any applicable grace period (as originally provided);

            (c) The Corporation shall (A) be or become insolvent; (B) admit in writing its inability to pay its debts generally as they mature; (C) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (D) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

            (d) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Corporation (except for such proceedings that the Corporation in good faith believes are without basis, actively contests and is successful in having dismissed with prejudice within 30 days), or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings.

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this
Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Note shall be redeemed, in cash, at a redemption price equal to the Principal Amount of this Note, plus accrued but unpaid interest on this Note.

         7. NOTICES. The Corporation shall distribute to the Holder copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

         8. REPLACEMENT NOTES. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange. In the event that Holder notifies the Corporation that the Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Corporation an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the Note.

         9. ATTORNEYS' FEES. In connection with enforcement by the Holder of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

         10. NO REISSUANCE. If acquired by the Corporation by reason of redemption, purchase, conversion or otherwise, this Note shall not be reissued.

         11. SEVERABILITY OF PROVISIONS. If any provision of this Note is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other provisions set forth in this Note, which can be given effect without the invalid, unlawful or unenforceable provision shall nevertheless remain in full force and effect, and no provision herein set forth be deemed dependent upon any such other provision unless so expressed herein.

         12. ASSIGNMENT. Holder may not assign this Note or any interest herein and may not mortgage, encumber or transfer any of its rights or interest herein without the prior written consent of the Corporation (which shall not be unreasonably withheld) except that Holder may assign this Note to any affiliate of Holder as of the date hereof without such consent. This Note shall be binding upon the Corporation and its successors and shall inure to the benefit of Holder and its successors and assigns. Assignment of this Note is subject to compliance with the Act, applicable state securities laws or applicable exemptions therefrom.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by an officer thereunto duly authorized.




                                       SUNSHINE MINING AND REFINING COMPANY


                                       By:
                                          --------------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                            (To be Executed by Holder
                            in order to Convert Notes

                                CONVERSION NOTICE
                                       FOR
                               5% CONVERTIBLE NOTE

The undersigned, as a holder ("Holder") of a 5% Convertible Note (the "Note") of Sunshine Mining and Refining Company (the "Corporation"), hereby irrevocably elects to convert _____________ Principal Amount for shares ("Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Note as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note.

The undersigned certifies that in calculating the Conversion Price, it has complied with the requirements of Section 5(b) of the Note.

Conversion Date:
                  ------------------------------

Conversion Information:          NAME OF HOLDER:

                                 By:
                                 Print Name:
                                 Print Title:

                                 Print Address of Holder:

                                 -----------------------------------------------

                                 -----------------------------------------------

                                 Issue Common Stock to:
                                                       -------------------------
                                 at:
                                    --------------------------------------------

                                 -----------------------------------------------

If Common Stock is to be issued to a person other than Holder, Holder's signature must be guaranteed below:

SIGNATURE GUARANTEED BY:





THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

                           PAGE 1 OF CONVERSION NOTICE

PAGE 2 TO CONVERSION NOTICE DATED                  FOR:
                                  -----------------    -------------------------
                                  (CONVERSION DATE)          (NAME OF HOLDER)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

          Principal Amount converted                                            $


TOTAL DOLLAR AMOUNT CONVERTED                                                   $
                                                                                ========



CONVERSION PRICE                                                                $
          --       Floating Conversion Price
          --       Capped Conversion Price


Number of Common Shares   =    Total dollar amount converted        =
                               -----------------------------                    -------
                                    Conversion Price

            NUMBER OF COMMON SHARES   =

If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for Common Shares in the following amount(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


If the Holder is receiving Note(s) upon the conversion, please issue and deliver _____ Note(s) in the following amounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                       17